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                         Independent Auditors' Report

The Board of Directors and Stockholder
Royster-Clark, Inc.:

   Under date of March 4, 2002, we reported on the consolidated balance sheets of Royster-Clark, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years ended December 31, 2001 and 2000 and the nine months ended December 31, 1999, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

   In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          /s/   KPMG LLP

Norfolk, Virginia
March 4, 2002